                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "AGREEMENT") is entered into as of December 23, 1998 by and between AURORA BIOSCIENCES CORPORATION, a Delaware corporation (the "COMPANY"), and THOMAS G. KLOPACK, an individual (the "EMPLOYEE").

         WHEREAS, the Employee has agreed to serve as Senior Vice President, Strategic Operations, of the Company;

         WHEREAS, the Employee has requested that the Company make a loan to the Employee of up to Sixty Thousand Dollars ($60,000); and

         WHEREAS, the Company has agreed to provide the Employee with the loan as a portion of the consideration for the Employee's services as an employee of the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. LOAN. The Company shall lend to the Employee an aggregate of Sixty Thousand Dollars ($60,000) upon the terms and conditions, and in reliance upon the representations and warranties, contained herein (the "LOAN").

         2. METHOD OF FUNDING. The Loan proceeds shall be advanced to the Employee by a check payable to the Employee.

         3. PROMISSORY NOTE. The Loan shall be made pursuant to that certain Promissory Note Secured By Deed of Trust dated the date hereof, in the stated principal amount of $60,000, in the form attached as EXHIBIT A (the "NOTE"). The Employee shall execute the Note concurrently with the execution of this Agreement. All repayments of principal with respect to the Loan shall be evidenced by notations made by the Company on the Note; PROVIDED, HOWEVER, that the failure by the Company to make such notations shall not limit or otherwise diminish the obligations of the Employee with respect to the Note, including, without limitation, the repayment of principal or payments of interest or other amounts, if any, on the Loan.

         4. INTEREST FREE LOAN. The Company and the Employee agree that, so long as Employee is not in default under the Note, the Loan shall not bear interest.

         5. DEED OF TRUST. The Employee hereby agrees to secure the Loan by executing a deed of trust granting a second lien on Employee's principal residence located at 864 Chelsea Lane, Encinitas, in the County of San Diego, California (the "PROPERTY"), in the form attached hereto as EXHIBIT B (the "DEED OF TRUST"), which Deed of Trust shall be executed concurrently herewith by Employee and Employee's spouse and shall be duly recorded in the official records of the County of San Diego, California. Upon such recordation of the Deed of Trust, the Employee hereby represents and warrants that, at such time, the Deed of Trust shall remain a second lien on the Property, junior only to a Deed of Trust securing a note in the stated principal amount $618,300.00 which has been recorded in the official records of San Diego County, California. The Employee covenants and agrees to promptly execute and deliver all such instruments, agreements or other documents as the Company shall reasonably require to obtain the full benefits of this Agreement.

         6. REPAYMENT OF PRINCIPAL; ANNUAL REDUCTION OF PRINCIPAL. The outstanding principal amount of the Loan shall become due and payable in a single payment immediately upon the earliest to occur of (the "Maturity Date"): (i) January 1, 2003; (ii) the sale or other transfer of any interest in the Property; or (iii) the business day prior to the six-month anniversary of any termination, for any reason, of Employee's employment with the Company. Notwithstanding the foregoing, the Company agrees that, on each of December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002, the principal amount of the Loan shall be reduced (but not below $0.00) by an amount equal to $15,000, PROVIDED that Employee's employment with the Company has not been terminated prior to each such date. Employee agrees that, as consideration for such reductions in principal, any performance-based bonus that Employee might otherwise be eligible to receive under the Company's Performance Bonus Plan with respect to each of the calendar years 1999, 2000, 2001 and 2002 shall be reduced by fifty percent (50%), up to a maximum reduction of $10,000 for each such calendar year.

         7. PREPAYMENT. The Employee may prepay the unpaid principal in whole or in part, without penalty, at any time.

         8. ITEMIZATION OF DEDUCTIONS. The Employee represents and warrants to the Company that he reasonably expects to be entitled to, and will, if so entitled, itemize deductions for each year the Loan is outstanding.

         9. NON-TRANSFERABLE. Neither this Agreement nor the rights hereunder may be assigned by the Employee without the Company's prior written consent.

         10.   GENERAL PROVISIONS.

               (a) This Agreement shall be governed by the laws of the State of California applicable to contracts made and performed in such state, without regard to principles of conflicts of laws.

               (b) This Agreement and its Exhibits constitute the entire agreement between the Employee and the Company, and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. The Employee and the Company each acknowledge and represent that this Agreement is entered into without reliance on any promise or representation other than those expressly contained herein and that this Agreement cannot be modified except in a writing signed by both parties.

               (c) Except as otherwise specified herein, any notice, demand or request required or permitted to be given by either the Company or the Employee pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, three days after being deposited in the U.S. Mail, registered mail, return receipt requested, postage prepaid, or one business day after delivery to an overnight carrier service and addressed to the Company at its then current principal office and to the Employee at the address listed for him on the Company's payroll.

               (d) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

               (e) the Employee agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

               (f) In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to a reasonable sum for attorneys' fees, costs, and litigation expenses, whether or not such action is prosecuted to judgment. "Prevailing Party" includes, without limitation, a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by that party. In the event that the Company is the Prevailing Party, the Company shall also be entitled to reasonable costs associated with the collection of the Loan.

               (g) This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

AURORA BIOSCIENCES CORPORATION

By:      /s/ TIMOTHY J. RINK
         ---------------------------------------------
         Timothy J. Rink, M.D., Sc.D.
         Chairman, Chief Executive Officer & President

/s/THOMAS G. KLOPACK
---------------------------------------
THOMAS G. KLOPACK

                                    EXHIBIT A

                                 PROMISSORY NOTE

         DO NOT DESTROY THIS NOTE: WHEN PAID, THIS NOTE AND THE DEED OF
              TRUST SECURING IT MUST BE SURRENDERED TO TRUSTEE FOR
                 CANCELLATION BEFORE RECONVEYANCE WILL BE MADE.

                             PROMISSORY NOTE SECURED
                             BY SECOND DEED OF TRUST

                                                               December 23, 1998

         FOR VALUE RECEIVED, THOMAS G. KLOPACK, an individual ("Maker"), promises to pay AURORA BIOSCIENCES CORPORATION, A DELAWARE CORPORATION ("Holder") at 11010 Torreyana Road, San Diego, California, 92121, or such other place as Holder may from time to time designate, in lawful money of the United States, the principal sum SIXTY THOUSAND DOLLARS AND NO CENTS ($60,000.00), together with any interest or other amounts due thereon (the "Loan"), payable in the manner set forth below and in accordance with the terms and conditions of that certain Loan Agreement of even date herewith between Holder and Maker (as such may from time to time be amended, modified, restated or supplemented, the "Loan Agreement"):

         11. PRINCIPAL REPAYMENT/MATURITY DATE. Principal shall be due and payable in full on the Maturity Date, which date shall be determined pursuant to the Loan Agreement. Other repayments of principal shall be due and payable in accordance with the Loan Agreement.

         12. PREPAYMENT. This Note may be prepaid in whole or in part, at any time, without penalty or premium, on any date prior to the Maturity Date.

         13. PAYMENTS/ADMINISTRATION. Any amounts payable hereunder shall be due and payable without set-off, deduction, or counterclaim, except as otherwise provided herein. The Loan, and all repayments and reductions of principal and interest, if any, shall be evidenced by notations made by Holder in its books and records regarding the date and amount of each payment or reduction of principal and interest made by Maker with respect thereto; PROVIDED, HOWEVER, that the failure by Holder to make such notations shall not limit or otherwise diminish the obligations of Maker with respect to the repayments or reductions of principal or payments of interest, if any, on the Loan. The aggregate unpaid amount of the Loan set forth on the books and records of Holder shall be presumptive evidence of the principal amount owing an unpaid hereunder.

         14. SECURITY. This Note is secured by a second deed of trust of even date herewith from Maker and Adrienne Klopack ("Spouse"), as trustor, naming Holder as beneficiary (the "Deed of Trust"), granting a security interest in certain real property located in the City of Encinitas, County of San Diego, California, as more particularly described therein (the "Property"). Maker hereby represents and warrants that, after giving effect to Maker's purchase of the Property, Maker and Spouse will be the sole and lawful fee owner of the Property.

         15.   DEFAULT AND REMEDIES.

               (a) DEFAULT. Maker will be in default under this Note upon the occurrence of any one or more of the following events: (i) the failure of Maker to make any payment required hereunder when due, (ii) the breach by Maker of any other covenant or agreement under this Note, (iii) the default by Maker of its obligations under the Deed of Trust, the Loan Agreement, or any other instrument evidencing or securing this Note, (iv) the default by Maker of its obligations under any mortgage, deed of trust, encumbrance or lien respecting the Property, which encumbrance is senior to the Deed of Trust, (v) the appointment of a receiver for any part of the property of, or an assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any maker, endorser or guarantor, or (vi) the transfer, directly or indirectly, of all or any part of any interest in the Property, whether by sale, lease, assignment, mortgage or otherwise, voluntarily or involuntarily.

               (b) REMEDIES. Upon Maker's default, Holder may, with notice to Maker, declare the entire principal sum and any amounts due thereon immediately due and payable and exercise any and all of the remedies provided under the Deed of Trust or at law or in equity.

               (c) DEFAULT INTEREST. If any amount payable hereunder shall not be paid within forty-five (45) days after the Maturity Date, at the option of Holder, the unpaid principal balance shall immediately begin to accrue interest at a rate of 8.0%, and Holder shall have all remedies available to it by law as a creditor hereunder.

         16. WAIVERS. Maker, and any endorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without notice, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Maker or any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement.

         17. MAXIMUM LEGAL RATE OF INTEREST. All agreements between Maker and Holder, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Holder exceed the maximum amount permissible under applicable law. Holder shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Holder ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest shall be applied to the reduction of the principal, and if it exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. If interest otherwise payable to Holder would exceed the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law. This paragraph shall control all agreements between Maker and Holder in connection with the indebtedness evidenced hereby.

         18. NOTICE. All notices or other communications required or given hereunder shall be in writing and shall be deemed given when delivered personally, three days after being deposited in the U.S. Mail, registered mail, return receipt requested, postage prepaid, or one business day after delivery to an overnight carrier service and addressed to Holder at its then current principal office and to Maker at the address listed for him in the Company's payroll records.

         19.   MISCELLANEOUS.

               (a) Maker shall pay all costs, including, without limitation, reasonable attorneys' fees incurred by Holder in collecting the sums due hereunder or in connection with the release of any security for this Note.

               (b) This Note may be modified only by a written agreement executed by Maker and Holder.

               (c) This Note shall be governed by California law without regard to principals of conflicts of laws.

               (d) Time is of the essence with respect to all matters set forth in this Note.

               (e) The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

               (f) If this Note is destroyed, lost or stolen, Maker will deliver a new note to Holder on the same terms and conditions as this Note with a notation of the unpaid principal in substitution of the prior Note. Holder shall furnish to Maker reasonable evidence that the Note was destroyed, lost or stolen and any security or indemnity that may be reasonably required by Maker in connection with the replacement of this Note.

               (g) If any provision of this Note shall be held to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Note.

               (h) If this Note is now, or hereinafter shall be, signed by more than one party or person, it shall be the joint and several obligation of such parties or persons and shall be binding upon such parties and upon their respective successors and assigns.

               (i) In the event an action is commenced to interpret or enforce this Note or to collect any sums due hereunder, the prevailing party shall be entitled to receive from the other party, attorneys' fees and costs as determined by the court in which such action is pending.

         IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

                                           MAKER:

                                           /s/ THOMAS G. KLOPACK
                                           -----------------------------------
                                           THOMAS G. KLOPACK